Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the report of Emo Capital Corp. (the "Company"), on Form 10-Q for the quarter ending April 30, 2017 as filed with the Securities and Exchange Commission (the "Report"), I, Juanming Fang, Chief Executive Officer,Director, Principal Financial Officer, Principal Accounting Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Juanming Fang

Juanming Fang,

Chief Executive Officer Director Principal Financial Officer Principal Accounting Officer

Date: June 19, 2017